      As filed with the Securities and Exchange Commission on August 4, 2004

                                                     Registration No. 333-108307
================================================================================
                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                 ---------------

                        POST-EFFECTIVE AMENDMENT NO. 2 TO

                                    FORM S-1
                                       ON
                                    FORM S-3
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                                 ---------------
                                 TELKONET, INC.
             (Exact Name of Registrant as Specified in Its Charter)

             UTAH                                        87-0627421
(State or Other Jurisdiction of             (I.R.S. Employer Identification No.)
 Incorporation or Organization)

                          20374 SENECA MEADOWS PARKWAY
                           GERMANTOWN, MARYLAND 20876
                                 (410) 897-5900
    (Address, Including Zip Code, and Telephone Number, Including Area Code,
                         of Principal Executive Offices)
                                 ---------------
                                Ronald W. Pickett
                             Chief Executive Officer
                          20374 Seneca Meadows Parkway
                           Germantown, Maryland 20876
                     (Name and Address of Agent for Service)
                                 (240) 912-1800
          (Telephone Number, Including Area Code, of Agent for Service)
                                 ---------------
                                    copy to:
                             William J. Conti, Esq.
                              Baker & Hostetler LLP
                           1050 Connecticut Avenue, NW
                                   Suite 1100
                             Washington, D.C. 20036
                                  202-861-1726
                               202-861-1783 (FAX)

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time after the effective date of this Post-Effective Amendment No. 2.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [x]

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] _______________

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] ______________

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                                   PROSPECTUS

                                 TELKONET, INC.

                                11,714,503 Shares

                                  Common Stock

         This prospectus covers 11,714,503 shares of our common stock that may be offered and sold from time to time by the selling stockholders. We will not receive any proceeds from the sale of the shares of our common stock pursuant to this prospectus.

         The selling stockholders may sell the shares of our common stock through ordinary brokerage transactions or through any other means described in this prospectus under "PLAN OF DISTRIBUTION." The price at which the selling stockholders may sell the shares will be determined by the prevailing market price for the shares or in negotiated transactions.

         Our common stock is traded on the American Stock Exchange under the symbol "TKO." On August 2, 2004, the last reported sale price of our common stock was $2.40.

         INVESTING IN SHARES OF OUR COMMON STOCK INVOLVES RISKS. SEE "RISK FACTORS" BEGINNING ON PAGE 2 OF THIS PROSPECTUS.

                  Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

                                -----------------


                 The date of this prospectus is August 4, 2004.

                                TABLE OF CONTENTS

                                                                        Page

The Company                                                               1
Risk Factors                                                              2
Forward-Looking Statements                                                6
Use of Proceeds                                                           6
Selling Stockholders                                                      7
Plan of Distribution                                                     16
Experts                                                                  17
Legal Matters                                                            17
Incorporation By Reference                                               17
Where You Can Find More Information                                      18

                                   THE COMPANY

         THIS SUMMARY HIGHLIGHTS SELECTED INFORMATION CONTAINED ELSEWHERE IN THIS PROSPECTUS AND INCORPORATED INTO THIS PROSPECTUS BY REFERENCE. THIS SUMMARY MAY NOT CONTAIN ALL OF THE INFORMATION THAT MAY BE IMPORTANT TO YOU IN CONSIDERING AN INVESTMENT IN OUR COMMON STOCK. YOU SHOULD CAREFULLY READ THE ENTIRE PROSPECTUS, INCLUDING THE DOCUMENTS THAT ARE INCORPORATED BY REFERENCE INTO THIS PROSPECTUS, BEFORE MAKING AN INVESTMENT DECISION.

OVERVIEW

         Telkonet, Inc. was formed in 1999 to develop products for use in the powerline communications (PLC) industry. PLC products use existing electrical wiring in commercial buildings and residences to carry high speed data communications signals, including the Internet. Since Telkonet's formation, it has worked on the development and marketing of its PLC technology.

         Telkonet's PLC technology, the "PlugPlus(TM)" product suite, consists of three separate components, the Gateway, the Coupler and the iBridge. The Gateway, the hub of the PlugPlus(TM) product suite, is a modular, self-contained unit that accepts data from an existing network on one port and distributes it via a second port. The Gateway integrates a communications processor that runs a series of proprietary applications under Linux. The signal generated by the Gateway can be directly coupled into low voltage wiring via the Coupler, which interfaces directly between the Gateway and the building's electrical panel. Multi-panel buildings typically require multiple Couplers, which are connected to the Gateway via inexpensive coaxial cable and concentrated using standard radio frequency splitters. A suite of software applications running on the Gateway can perform communications functions or system management functions. The iBridge serves as the user's network access device and connects to a user's personal computer through a standard Ethernet cable. The iBridge's AC line cord serves as its power source as well as its network interface. Telkonet also offers the eXtender, a fourth optional device, as part of its PlugPlus(TM) product suite. The eXtender is used to extend the reach of the Gateway in larger buildings or campus environments.

         The PlugPlus(TM) product suite delivers data to the user at speeds in excess of 7 Mega bits per second (Mbps), with burst speeds of 12.6 Mbps. The PlugPlus(TM) product suite is installed by connecting an incoming broadband signal (DSL, TL, satellite or cable modem) into the Gateway and connecting the Gateway to a building's electrical panel using one or more Couplers. Once installed, the Gateway distributes the high-speed Internet signal throughout the entire existing network of electrical wires within the building. The user may access a high-speed Internet signal by plugging the iBridge into any electrical outlet and connecting a personal computer to the iBridge using the computer's built-in Ethernet port. Multiple personal computers connected to the iBridge can communicate with one another and can share a single broadband resource via the Gateway.

         In September 2002, Telkonet confirmed through an independent, Federal Communications Commission (FCC) certified testing lab that its PLC product line meets the FCC technical requirements for Class A digital devices. In June 2003, Telkonet confirmed that its PLC product line also meets the requirements for Class B digital devices. As a result, no further testing of these products is required and the devices may be manufactured and marketed for commercial or residential use. The FCC permits the operation of unlicensed digital devices that radiate radio frequency emissions if the manufacturer complies with certain equipment authorization procedures, technical requirements, marketing restrictions and product labeling requirements.

         Telkonet has applied for patents that cover its unique technology and has utilized the recently announced advancements in transmission speeds to build its next generation of products that will be launched into the hospitality market. Telkonet continues to identify, design and develop enhancements to its core technologies that will provide additional functionality, diversification of application and desirability for current and future users. Telkonet intends to protect this intellectual property by filing additional patent applications.

         In September 2003, Telkonet received approval from the U.S. Patent and Trademark Office for its "Method and Apparatus for Providing Telephonic Communication Services" patent. Notwithstanding the issuance of this patent, there can be no assurance that any of Telkonet's current or future patent applications will be granted, or, if granted, that such patents will provide necessary protection for Telkonet's technology or its product offerings, or be of commercial benefit to Telkonet.

         During the years ended December 31, 2003 and 2002, the Company spent $1,370,785 and $1,279,145 on research and development activities, respectively. The primary developments arising from these research and development efforts included improved network reach with the introduction of Telkonet's secondary gateway, the introduction of an encrypted key-change-over-powerline feature to ease security management, an improved ability to remotely monitor network status and the addition of a VLAN support function for enhanced integration with subscriber management and billing systems. Telkonet's current focus is the reduction of total solution cost and improved performance, streamlined installation and a reduction in the time and cost of installation and developing a low-cost "plug and play" system for home networking applications.

         Telkonet is a member of the HomePlug(TM) Powerline Alliance, an industry trade group that engages in marketing and educational initiatives, and sets standards and specifications for products, in the powerline communications industry.

         Telkonet's principal executive offices are located at 20374 Seneca Meadows Parkway, Germantown, Maryland 20876.

RECENT DEVELOPMENTS

         On January 24, 2004, Telkonet's common stock was listed for trading on the American Stock Exchange under the ticker symbol "TKO." Prior to January 24, 2004, Telkonet's common stock was quoted on the OTC Bulletin Board under the symbol "TLKO.OB."

         On February 18, 2004, Telkonet completed a private offering of its common stock resulting in net proceeds to Telkonet of approximately $12.8 million. The Company sold 6,387,600 shares of its common stock in the private offering at a price equal to the average closing price per share over the 30 trading days ending February 5, 2004, discounted by 18.0%. CDC Securities, Inc. acted as Telkonet's placement agent in the transaction. CDC Securities is an indirect subsidiary of the French bank CDC IXIS. The shares of Telkonet common stock sold in the private offering are included in the registration statement of which this prospectus forms a part.


         On April 15, 2004, the Company relocated its principal executive offices to 20374 Seneca Meadows Parkway, Germantown, Maryland 20876. The Company has executed a sub-lease agreement through November 2010 for approximately 11,600 square feet of commercial office space. The Company is responsible for an allocated portion of the build-out cost of the Germantown facility. The Company anticipates that it will spend approximately $400,000 in connection with this relocation, which includes aggregate build-out costs, security deposit, office furniture and telephone equipment. As of March 31, 2004, the Company has incurred approximately $15,000 in connection with its relocation to the Germantown facility.


                                  RISK FACTORS

         An investment in our common stock involves a high degree of risk. You should carefully consider the following risk factors and other information contained in or incorporated by reference into this prospectus and any accompanying prospectus supplement before deciding to purchase any shares of our common stock.

TELKONET IS EMERGING FROM ITS DEVELOPMENT STAGE AND HAS NO OPERATING HISTORY ON WHICH TO BASE AN EVALUATION OF ITS CURRENT BUSINESS AND FUTURE PROSPECTS.

         Telkonet is emerging from its development stage. As a result, it has no operating history upon which to base an evaluation of its current business and future prospects. The first PlugPlus(TM) product was introduced in July 2001. Since our formation, have not generated substantial revenues. Moreover, we do not currently have any contracts in place that will provide any significant revenue. Because of our lack of an operating history, management has limited insight into trends that may emerge and could materially adversely affect our business. Prospective investors should consider the risks and difficulties our company may encounter in its new and rapidly evolving market, especially given our lack of operating history. These risks include our ability to:

         o        market the PlugPlus(TM)product suite;

         o        build a customer base;

         o        generate revenues;

         o        compete favorably in a highly competitive market;

         o        access sufficient capital to support growth;

         o        recruit and retain qualified employees;

         o        introduce new products and services; and

         o        build technology and support systems.

WE HAVE A HISTORY OF OPERATING LOSSES AND AN ACCUMULATED DEFICIT AND WE EXPECT TO CONTINUE TO INCUR LOSSES FOR THE FORESEEABLE FUTURE.

         Since inception through March 31, 2004, we have incurred cumulative losses of $16,153,574 and have never generated enough funds through our operations to support our business. We expect to continue to incur substantial operating losses through 2004. Our losses to date have resulted principally from:

         o research and development costs relating to the development of our PlugPlus(TM)product suite;

         o costs and expenses associated with manufacturing, distribution and marketing of our products;

         o        general and administrative costs relating to our operations;
                  and

         o interest expense related to our Series A and Series B Debentures and our Senior Notes.

         We are currently unprofitable and may never become profitable. Since inception, we have funded our research and development activities primarily from private placements of equity and debt securities, a bank loan and short term loans from certain of our executive officers. As a result of our substantial research and development expenditures and limited product revenues, we have incurred substantial net losses. Our ability to achieve profitability will depend primarily on our ability to successfully commercialize the PlugPlus(TM) product suite.

POTENTIAL FLUCTUATIONS IN OPERATING RESULTS COULD HAVE A NEGATIVE EFFECT ON THE PRICE OF OUR COMMON STOCK.

         Our operating results may fluctuate significantly in the future as a result of a variety of factors, most of which are outside our control, including:

         o        the level of use of the Internet;

         o        the demand for high-tech goods;

         o the amount and timing of capital expenditures and other costs relating to the expansion of our operations;

         o        price competition or pricing changes in the industry;

         o        technical difficulties or system downtime;

         o economic conditions specific to the internet and communications industry; and

         o        general economic conditions.

         Our quarterly results may also be significantly impacted by certain accounting treatment of acquisitions, financing transactions or other matters. Such accounting treatment could have a material impact on the results for any quarter and have a negative impact on the price of our common stock.

OUR DIRECTORS AND EXECUTIVE OFFICERS OWN A SUBSTANTIAL PERCENTAGE OF OUR ISSUED AND OUTSTANDING COMMON STOCK. THEIR OWNERSHIP COULD ALLOW THEM TO EXERCISE SIGNIFICANT CONTROL OVER CORPORATE DECISIONS.

         As of March 31, 2004, our officers and directors owned 24.6% of our common stock. This means that our officers and directors, as a group, exercise significant control over matters upon which our stockholders may vote, including the selection of the Board of Directors, mergers, acquisitions and other significant corporate transactions.

FURTHER ISSUANCES OF EQUITY SECURITIES MAY BE DILUTIVE TO CURRENT STOCKHOLDERS.

         Although the funds raised in our private placement of debt and equity securities are being used for general working capital purposes, it is likely that we will be required to seek additional capital in the future. This capital funding could involve one or more types of equity securities, including convertible debt, common or convertible preferred stock and warrants to acquire common or preferred stock. Such equity securities could be issued at or below the then-prevailing market price for our common stock. Any issuance of additional shares of our common stock will be dilutive to existing stockholders and could adversely affect the market price of our common stock.

THE EXERCISE OF OPTIONS AND WARRANTS OUTSTANDING AND AVAILABLE FOR ISSUANCE MAY ADVERSELY AFFECT THE MARKET PRICE OF OUR COMMON STOCK.

         As of March 31, 2004, we had outstanding employee options to purchase a total of 8,303,000 shares of common stock at exercise prices ranging from $1.00 to $3.68 per share, with a weighted average exercise price of $1.28. As of March 31, 2004, the Company had outstanding non-employee options to purchase a total of 3,211,667 shares of common stock at an exercise price of $1.00 per share. As of March 31, 2004, we had warrants outstanding to purchase a total of 836,900 shares of common stock at exercise prices ranging from $1.00 to $2.97 per share, with a weighted average exercise price of $1.62. In addition, as of March 31, 2004, we had 1,252,832 additional shares of common stock which may be issued in the future under the Telkonet, Inc. Stock Incentive Plan. The exercise of outstanding options and warrants and the sale in the public market of the shares purchased upon such exercise will be dilutive to existing stockholders and could adversely affect the market price of our common stock.

THE POWERLINE COMMUNICATIONS INDUSTRY IS INTENSELY COMPETITIVE AND RAPIDLY EVOLVING.

         We operate in a highly competitive, quickly changing environment, and our future success depends on our ability to develop and introduce new products and product enhancements that achieve broad market acceptance in commercial and governmental sectors. Our future success will depend, in large part, upon our ability to identify demand trends in the commercial and governmental sectors and quickly develop, manufacture and sell products that satisfy these demands in a cost effective manner. We will also need to respond effectively to new product announcements by our competitors by quickly introducing competitive products.

         Delays in product development and introduction could result in:

         o        loss of or delay in revenue and loss of market share;

         o        negative publicity and damage to our reputation and brand; and

         o        decline in the average selling price of our products.

GOVERNMENT REGULATION OF OUR PRODUCTS COULD IMPAIR OUR ABILITY TO SELL SUCH PRODUCTS IN CERTAIN MARKETS.

         FCC rules permit the operation of unlicensed digital devices that radiate radio frequency emissions if the manufacturer complies with certain equipment authorization procedures, technical requirements, marketing restrictions and product labeling requirements. Differing technical requirements apply to "Class A" devices intended for use in commercial settings, and "Class B" devices intended for residential use to which more stringent standards apply. An independent, FCC-certified testing lab has verified that our PlugPlus(TM) product suite complies with the FCC technical requirements for Class A and Class B digital devices. No further testing of these devices is required and the devices may be manufactured and marketed for commercial and residential use. Additional devices designed by us for commercial and residential use will be subject to the FCC rules for unlicensed digital devices. Moreover, if in the future, the FCC changes its technical requirements for unlicensed digital devices, further testing and/or modifications of devices may be necessary.

Failure to comply with any FCC technical requirements could impair our ability to sell our products in certain markets and could have a negative impact on our business and results of operations.

PRODUCTS SOLD BY OUR COMPETITORS COULD BECOME MORE POPULAR THAN OUR PRODUCTS OR RENDER OUR PRODUCTS OBSOLETE.

         The market for powerline communications products is highly competitive. Although we are presently the only company marketing PLC products to the commercial segment, Linksys Group, Inc. and Netgear, Inc. offer similar PLC solutions for the residential market. There can be no assurance that Linksys Group, Netgear or any other company will not develop PLC products that compete with our products in the future. These potential competitors have longer operating histories, greater name recognition and substantially greater financial, technical, sales, marketing and other resources. These potential competitors may, among other things, undertake more extensive marketing campaigns, adopt more aggressive pricing policies, obtain more favorable pricing from suppliers and manufacturers and exert more influence on the sales channel than we can. As a result, we may not be able to compete successfully with these potential competitors and these potential competitors may develop or market technologies and products that are more widely accepted than those being developed by us or that would render our products obsolete or noncompetitive. We anticipate that potential competitors will also intensify their efforts to penetrate our target markets. These potential competitors may have more advanced technology, more extensive distribution channels, stronger brand names, bigger promotional budgets and larger customer bases than we do. These companies could devote more capital resources to develop, manufacture and market competing products than we could. If any of these companies are successful in competing against us, our sales could decline, our margins could be negatively impacted, and we could lose market share, any of which could seriously harm our business and results of operations.

THE FAILURE OF THE INTERNET TO CONTINUE AS AN ACCEPTED MEDIUM FOR BUSINESS COMMERCE COULD HAVE A NEGATIVE IMPACT ON OUR RESULTS OF OPERATIONS.

         Our long-term viability is substantially dependent upon the continued widespread acceptance and use of the Internet as a medium for business commerce. The Internet has experienced, and is expected to continue to experience, significant growth in the number of users. There can be no assurance that the Internet infrastructure will continue to be able to support the demands placed on it by this continued growth. In addition, delays in the development or adoption of new standards and protocols to handle increased levels of Internet activity or increased governmental regulation could slow or stop the growth of the Internet as a viable medium for business commerce. Moreover, critical issues concerning the commercial use of the Internet (including security, reliability, accessibility and quality of service) remain unresolved and may adversely affect the growth of Internet use or the attractiveness of its use for business commerce. The failure of the necessary infrastructure to further develop in a timely manner or the failure of the Internet to continue to develop rapidly as a valid medium for business would have a negative impact on our results of operations.

FAILURE OF OUR SERVICES AND PRODUCTS TO BE SUCCESSFUL IN THE MARKETPLACE COULD HAVE A NEGATIVE EFFECT ON OUR RESULTS OF OPERATIONS.

         Since we are just emerging from our development stage, we do not know with any certainty whether our services and/or products will be accepted within the business marketplace. If our services and/or products prove to be unsuccessful within the marketplace, or if we fail to attain market acceptance, it could have a negative effect on our results of operations.

WE MAY NOT BE ABLE TO OBTAIN PATENTS, WHICH COULD HAVE A MATERIAL ADVERSE EFFECT ON OUR BUSINESS.

         Our ability to compete effectively in the powerline technology industry will depend on our success in acquiring suitable patent protection. We also have several patents pending. We intend to file additional patent applications that we deem to be economically beneficial. If we are not successful in obtaining patents, or protecting issued patents against infringement, we will have limited protection against those who might copy our technology. As a result, the failure to obtain and defend patents could negatively impact our business and results of operations. In September 2003, Telkonet received approval from the U.S. Patent and Trademark Office for its "Method and Apparatus for Providing Telephonic Communication Services" patent. Notwithstanding the issuance of this patent, there can be no assurance that any of Telkonet's current or future patent applications will be granted, or, if granted, that such patents will provide necessary protection for Telkonet's technology or its product offerings, or be of commercial benefit to Telkonet.

INFRINGEMENT BY THIRD PARTIES ON OUR PROPRIETARY TECHNOLOGY AND DEVELOPMENT OF SUBSTANTIALLY EQUIVALENT PROPRIETARY TECHNOLOGY BY OUR COMPETITORS COULD NEGATIVELY IMPACT OUR BUSINESS.

         Our success depends partly on our ability to maintain patent and trade secret protection, to obtain future patents and licenses, and to operate without infringing on the proprietary rights of third parties. There can be no assurance that the measures we have taken to protect our intellectual property, including those integrated to our PlugPlus(TM) product suite, will prevent misappropriation or circumvention. In addition, there can be no assurance that any patent application, when filed, will result in an issued patent, or that our existing patents, or any patents that may be issued in the future, will provide us with significant protection against competitors. Moreover, there can be no assurance that any patents issued to, or licensed by, us will not be infringed upon or circumvented by others. Infringement by third parties on our proprietary technology could negatively impact our business. Litigation to establish the validity of patents, to assert infringement claims against others, and to defend against patent infringement claims can be expensive and time-consuming, even if the outcome is in our favor. We also rely to a lesser extent on unpatented proprietary technology, and no assurance can be given that others will not independently develop substantially equivalent proprietary information, techniques or processes or that we can meaningfully protect our rights to such unpatented proprietary technology. Development of substantially equivalent technology by our competitors could negatively impact our business.

WE DEPEND ON A SMALL TEAM OF SENIOR MANAGEMENT, AND WE MAY HAVE DIFFICULTY ATTRACTING AND RETAINING ADDITIONAL PERSONNEL.

         Our future success will depend in large part upon the continued services and performance of senior management and other key personnel. If we lose the services of any member of our senior management team, our overall operations could be materially and adversely affected. In addition, our future success will depend on our ability to identify, attract, hire, train, retain and motivate other highly skilled technical, managerial, marketing, purchasing and customer service personnel when they are needed. Competition for these individuals is intense. We cannot ensure that we will be able to successfully attract, integrate or retain sufficiently qualified personnel when the need arises. Any failure to attract and retain the necessary technical, managerial, marketing, purchasing and customer service personnel could have a negative effect on our financial condition and results of operations.

                           FORWARD-LOOKING STATEMENTS

         This prospectus and any prospectus supplement may contain "forward-looking statements," which represent our expectations or beliefs, including, but not limited to, statements concerning industry performance and our results, operations, performance, financial condition, plans, growth and strategies, which include, without limitation, statements preceded or followed by or that include the words "may," "will," "expect," "anticipate," "intend," "could," "estimate," or "continue" or the negative or other variations thereof or comparable terminology. Any statements contained in this prospectus, any prospectus supplement or the information incorporated by reference that are not statements of historical fact may be deemed to be forward-looking statements within the meaning of Section 27(A) of the Securities Act of 1933 and Section 21(F) of the Securities Exchange Act of 1934. For such statements, we claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. These statements by their nature involve substantial risks and uncertainties, some of which are beyond our control, and actual results may differ materially depending on a variety of important factors, many of which are also beyond our control. You should not place undue reliance on these forward-looking statements, which speak only as of the date of this prospectus. We do not undertake any obligation to update or release any revisions to these forward-looking statements to reflect events or circumstances after the date of this prospectus or to reflect the occurrence of unanticipated events, except to the extent such updates and/or revisions are required to prevent these forward-looking statements from being materially false or misleading.

                                 USE OF PROCEEDS

         All net proceeds from the sale of our common stock will go to the selling stockholders selling common stock under this prospectus. We will not receive any proceeds from the sale of the common stock sold by the selling stockholders.

                              SELLING STOCKHOLDERS


         The following table provides certain information regarding the selling stockholder's beneficial ownership of our common stock prior to and after the offering. The aggregate number of shares in this offering constitutes 26.8% of our issued and outstanding shares of common stock. Beneficial ownership is determined under the Securities and Exchange Commission's rules, and generally includes voting or investment power with respect to securities. Except where otherwise indicated, each of the following selling stockholders exercises sole voting and investment control over the shares of our common stock owned by them.


                                          NUMBER OF SHARES      NUMBER OF SHARES      NUMBER OF SHARES
                                            OWNED PRIOR              BEING                 OWNED          PERCENTAGE
SELLING STOCKHOLDER                       TO THE OFFERING       OFFERED FOR SALE     AFTER THE OFFERING    OF CLASS
-------------------                       ---------------       ----------------     ------------------    --------
Cynthia S. Abshire                             25,055                25,055                  0                0%

Robert Abshire                                 11,027                11,027                  0                0%

Michael G. and Maria Accattato                 60,539                60,539                  0                0%

F. Scott and Barbara Addis                     37,455                37,455                  0                0%

Steven Agnoff                                  68,013                68,013                  0                0%

Burgess M. Allen, Jr.                          29,614                29,614                  0                0%

Henry Alperin                                 244,138               244,138                  0                0%

Mark D. Anderson                                6,555                 6,555                  0                0%

George Anthony                                 28,763                28,763                  0                0%

Ozcan Arden                                    11,194                11,194                  0                0%

Wendel B. Ardrey                               18,735                18,735                  0                0%

Kerry Armbruster                               99,227                99,227                  0                0%

Tonya Armstrong                                 7,569                 7,569                  0                0%

Nancy P. Arnold                                33,583                33,583                  0                0%

Sonan L. Ashley                               198,764               198,764                  0                0%

Linda Attkisson                                 7,880                 7,880                  0                0%

Ron Attkisson                                  65,380                65,380                  0                0%

Augusta Cardiology Clinic (1)                  92,958                92,958                  0                0%

John W. Baker                                 125,000               125,000                  0                0%

Burton Barmore                                  2,389                 2,389                  0                0%

Bryan W. Baughman                              15,672                15,672                  0                0%

Matthew K. Beckstead                          181,476               181,476                  0                0%

Berkin Business S.A. (2)                       35,505                35,505                  0                0%

Valerie Biskey                                105,368               105,368                  0                0%

Horace Blalock                                119,673               119,673                  0                0%

A. Boardman Oil Company (3)                    18,743                18,743                  0                0%

J. Dickey Boardman, Jr.                         4,685                 4,685                  0                0%

                                       8




                                          NUMBER OF SHARES      NUMBER OF SHARES      NUMBER OF SHARES
                                            OWNED PRIOR              BEING                 OWNED          PERCENTAGE
SELLING STOCKHOLDER                       TO THE OFFERING       OFFERED FOR SALE     AFTER THE OFFERING    OF CLASS
-------------------                       ---------------       ----------------     ------------------    --------

Robert L. Bower                                43,966                43,966                  0                0%

Barbara Sue Bramlett                           22,389                22,389                  0                0%

Jackie Brooks                                 138,891               138,891                  0                0%

British Sound Inc. (4)                            750                   750                  0                0%

Barry S. Bryant                                47,337                47,337                  0                0%

Carolyn H. Byrd                               125,000               125,000                  0                0%

Vincent Calicchia                               8,000                 8,000                  0                0%

Maria Catellano                                   100                   100                  0                0%

Patsy D. Clayton                                9,381                 9,381                  0                0%

Robert Clemmens                                14,397                14,397                  0                0%

Bryan Coats                                     9,371                 9,371                  0                0%

Kathy Coleman                                  49,268                49,268                  0                0%

I.R. Collier                                   13,233                13,233                  0                0%

Edward A. Corley                              169,778               169,778                  0                0%

William D. Corley                              88,902                88,902                  0                0%

James Cosper                                      972                   972                  0                0%

Robert P. and Kriss Crabb                      13,109                13,109                  0                0%

John R. Cralle                                 41,232                41,232                  0                0%

Crestview Capital Fund II LP (5)              375,000               375,000                  0                0%

Tony and Johanna Currin                        37,231                37,231                  0                0%

John Daily                                     15,817                15,817                  0                0%

Charles Daniel                                118,180               118,180                  0                0%

Anthony DeCesaris, Jr.                         41,350                41,350                  0                0%

Amy Dickson                                    44,778                44,778                  0                0%

Milton O. Dickson, Sr.                          6,555                 6,555                  0                0%

Tommy Duncan                                    6,555                 6,555                  0                0%

Barry Dunn                                    239,910               239,910                  0                0%

                                       9




                                          NUMBER OF SHARES      NUMBER OF SHARES      NUMBER OF SHARES
                                            OWNED PRIOR              BEING                 OWNED          PERCENTAGE
SELLING STOCKHOLDER                       TO THE OFFERING       OFFERED FOR SALE     AFTER THE OFFERING    OF CLASS
-------------------                       ---------------       ----------------     ------------------    --------

William A. Dunn, Jr.                          141,887               141,887                  0                0%

J. Martin Echols                              236,475               236,475                  0                0%

Robert Edmond                                  75,138                75,138                  0                0%

Verda C. Elrod                                  6,577                 6,577                  0                0%

EPM AG (6)                                    125,000               125,000                  0                0%

EPM Holdings AG (7)                           125,000               125,000                  0                0%

Richard Erny                                      100                   100                  0                0%

Paul Faccina, Jr.                              15,837                15,837                  0                0%

D. Greer Falls                                 18,885                18,885                  0                0%

Dorth G. Falls                                 11,850                11,850                  0                0%

Robert J. Ferrara                              85,930                85,930                  0                0%

First Mirage, Inc. (8)                        125,000               125,000                  0                0%

First Montauk Securities Corp. (9)             12,500                12,500                  0                0%

Patsy A. Fisher                                30,629                30,629                  0                0%

H.E. and Paula Fowler                          57,690                57,690                  0                0%

Joseph A and Cecelia A. Fowler                 57,690                57,690                  0                0%

J. Gregory and Sherry L. Fowler                28,643                28,643                  0                0%

Kurt Friemann                                 125,000               125,000                  0                0%

Donna Michell Godwin Trust (10)                15,317                15,317                  0                0%

David W. and Suzanne Grimes                   185,442               185,442                  0                0%

Donnie W. Guy                                  47,246                47,246                  0                0%

Thomas M. Hall                                215,298               215,298                  0                0%

Franklin D. Hart, Jr.                          66,521                66,521                  0                0%

The Hart Organization Corp. (11)               62,500                62,500                  0                0%

James A. Hendrickson                          239,910               239,910                  0                0%

Robert F. Heishman                             40,450                40,450                  0                0%

High Capital Funding LLC (12)                 187,500               187,500                  0                0%

                                       10




                                          NUMBER OF SHARES      NUMBER OF SHARES      NUMBER OF SHARES
                                            OWNED PRIOR              BEING                 OWNED          PERCENTAGE
SELLING STOCKHOLDER                       TO THE OFFERING       OFFERED FOR SALE     AFTER THE OFFERING    OF CLASS
-------------------                       ---------------       ----------------     ------------------    --------

James H. Hillis, Jr.                           37,487                37,487                  0                0%

Kevin J. Hoban                                 38,959                38,959                  0                0%

Judith Hollington                              31,317                31,317                  0                0%

Larry Hollington                               44,444                44,444                  0                0%

A. Louis Hook, Jr.                             22,389                22,389                  0                0%

Kenneth S. Hudson                              69,818                69,818                  0                0%

Dale L. Hutchins                                5,000                 5,000                  0                0%

Investor Stock Daily (13)                       1,750                 1,750                  0                0%

Ronald Jacobson                                14,491                14,491                  0                0%

Faye S. Jennings                               18,727                18,727                  0                0%

Joseph L. and Karen L. Johnson, III            32,231                32,231                  0                0%

David E. Jones                                  2,829                 2,829                  0                0%

J. Pope and Gail W. Jones                      12,667                12,667                  0                0%

John Pope Jones                                14,878                14,878                  0                0%

David Jordon                                  316,093               316,093                  0                0%

Richard L. Keller                              11,194                11,194                  0                0%

James R. Kelley                                40,872                40,872                  0                0%

Nancy Kines                                    44,778                44,778                  0                0%

Michael Kingoff                                 5,000                 5,000                  0                0%

Richard Knight, Sr.                            14,405                14,405                  0                0%

Richard L. Kunkle                              14,072                14,072                  0                0%

P. David and Jennifer Leinwand                  5,000                 5,000                  0                0%

Joanne Leonard                                  5,677                 5,677                  0                0%

Tom Leonard                                    50,397                50,397                  0                0%

James T. Lewis                                111,945               111,945                  0                0%

Ronald and Brenda Boyette Lindquist            29,154                29,154                  0                0%

Dianne H. Lollis                               10,300                10,300                  0                0%

                                       11




                                          NUMBER OF SHARES      NUMBER OF SHARES      NUMBER OF SHARES
                                            OWNED PRIOR              BEING                 OWNED          PERCENTAGE
SELLING STOCKHOLDER                       TO THE OFFERING       OFFERED FOR SALE     AFTER THE OFFERING    OF CLASS
-------------------                       ---------------       ----------------     ------------------    --------

Hoyt G. Louder                                250,000               250,000                  0                0%

Howard and Barbara Lubert                     187,357               187,357                  0                0%

Earl Marshall                                  37,671                37,671                  0                0%

Phillip R. Mason                               69,208                69,208                  0                0%

Joseph H. May                                  14,993                14,993                  0                0%

Alice McCoy                                    22,300                22,300                  0                0%

J. Lavern McCullough                           33,583                33,583                  0                0%

Cynthia L. McDonald                           116,319               116,319                  0                0%

M. Dixon McKay                                183,298               183,298                  0                0%

Charles McPherson                              15,837                15,837                  0                0%

Meadow Ventures (14)                          103,939               103,939                  0                0%

Eugenia Medlock                               132,713               132,713                  0                0%

Claire Merica                                  15,317                15,317                  0                0%

Jan O. and Janice M. Miller                    15,846                15,846                  0                0%

Lawrence W. and Crystal D. Moeller             22,178                22,178                  0                0%

Robert A. and Cathleen Parlett Moeller         26,614                26,614                  0                0%

Maria Molinsky                                 31,250                31,250                  0                0%

Louis Mulherin, Jr.                           209,436               209,436                  0                0%

Julian I. Murphy                               18,743                18,743                  0                0%

Hilary Musser                                  46,819                46,819                  0                0%

Peter Musser, Jr.                             374,555               374,555                  0                0%

The Musser Foundation (15)                     60,004                60,004                  0                0%

Eric Newquist                                  15,317                15,317                  0                0%

Patrick L. O'Donnell                           24,497                24,497                  0                0%

John G. and  Nancy Lee Page                    41,105                41,105                  0                0%

John Parlett, Jr.                              28,727                28,727                  0                0%

W. Timothy Parlett                              5,000                 5,000                  0                0%

                                       12




                                          NUMBER OF SHARES      NUMBER OF SHARES      NUMBER OF SHARES
                                            OWNED PRIOR              BEING                 OWNED          PERCENTAGE
SELLING STOCKHOLDER                       TO THE OFFERING       OFFERED FOR SALE     AFTER THE OFFERING    OF CLASS
-------------------                       ---------------       ----------------     ------------------    --------

William Parlett                                28,731                28,731                  0                0%

Walter M. and Susan R. Patterson, III          28,763                28,763                  0                0%

Ernest Pellegrino                              32,500                32,500                  0                0%

Selena Peregoy                                 10,317                10,317                  0                0%

Brian K. Phelan                               187,915               187,915                  0                0%

Jana S. Pine                                   74,585                74,585                  0                0%

Ted A. Poore                                   22,774                22,774                  0                0%

Maxim Povolotsky                                5,000                 5,000                  0                0%

Montaha Qusem                                     750                   750                  0                0%

Robert Rabinowitz                                 400                   400                  0                0%

Randall Redmond                                 9,395                 9,395                  0                0%

Kenneth J. Remington                           33,583                33,583                  0                0%

Gerry Rhodes                                   18,791                18,791                  0                0%

David Rich                                        500                   500                  0                0%

Jonathan Rich                                   5,025                 5,025                  0                0%

Caroline T. Richardson                        161,164               161,164                  0                0%

Furman Terry Richardson                         5,621                 5,621                  0                0%

Pamela K. Richardson                            2,866                 2,866                  0                0%

Michael C. and Pamela Rogers                   40,529                40,529                  0                0%

Collin and Susan P. Royster                    61,514                61,514                  0                0%

Stephen L. and Barbara J. Sadle               185,442               185,442                  0                0%

Dawn Saggus                                    33,583                33,583                  0                0%

Clayton Reed Shop (16)                         28,938                28,938                  0                0%

Kenneth D. Simpson                             87,645                87,645                  0                0%

Kimberly Sligh                                 64,576                64,576                  0                0%

E. Barry and Donna Smith                        1,107                 1,107                  0                0%

William A. Smith                               44,778                44,778                  0                0%

                                       13




                                          NUMBER OF SHARES      NUMBER OF SHARES      NUMBER OF SHARES
                                            OWNED PRIOR              BEING                 OWNED          PERCENTAGE
SELLING STOCKHOLDER                       TO THE OFFERING       OFFERED FOR SALE     AFTER THE OFFERING    OF CLASS
-------------------                       ---------------       ----------------     ------------------    --------

Scott Stolz                                    15,856                15,856                  0                0%

H. Swain                                       86,947                86,947                  0                0%

James J. and Dianne J. Swiggard                 1,091                 1,091                  0                0%

Tim Terry                                     137,820               137,820                  0                0%

Thomas D. Thompson                             58,011                58,011                  0                0%

John W. Thurmound, III                         18,727                18,727                  0                0%

John and Robin Tinney                          10,000                10,000                  0                0%

Carmelo Troccoli                                  200                   200                  0                0%

Phoebe Tuten                                    9,363                 9,363                  0                0%

Hilton E. Vaughn, Sr.                          44,778                44,778                  0                0%

John R. Velky                                 105,678               105,678                  0                0%

David Ventresca                                82,770                82,770                  0                0%

Gerald Ventresca                               15,317                15,317                  0                0%

John Ventresca                                 93,540                93,540                  0                0%

Ventresca Enterprises (17)                     72,029                72,029                  0                0%

Gina Ventresca Trust (18)                      15,317                15,317                  0                0%

VFinance Investments, Inc. (19)                16,625                16,625                  0                0%

Geraldine N. Videtto                           40,300                40,300                  0                0%

WEC Partners LLC (20)                         125,000               125,000                  0                0%

Pamela Weinbach                               143,977               143,977                  0                0%

Jimmy Wilcher                                  31,325                31,325                  0                0%

Regina Wilcher                                  4,374                 4,374                  0                0%

Laurie Wiley                                   43,568                43,568                  0                0%

Jack Williams                                  76,122                76,122                  0                0%

David L. and Katherine W. Wilson               31,773                31,773                  0                0%

George M. Wilson                                5,621                 5,621                  0                0%

Ken Wilson                                     18,867                18,867                  0                0%

                                       14




                                          NUMBER OF SHARES      NUMBER OF SHARES      NUMBER OF SHARES
                                            OWNED PRIOR              BEING                 OWNED          PERCENTAGE
SELLING STOCKHOLDER                       TO THE OFFERING       OFFERED FOR SALE     AFTER THE OFFERING    OF CLASS
-------------------                       ---------------       ----------------     ------------------    --------

Isaac Winner                                      300                   300                  0                0%

Dr. R. Warner Wood                            114,974               114,974                  0                0%

I. Camille Woodruff                            15,672                15,672                  0                0%

Michael Xirinachs                                 500                   500                  0                0%

Alan and Rose Zimmer                           57,527                57,527                  0                0%

Monica Zimmerman                               18,735                18,735                  0                0%
----------------

(1) Brian Phelan exercises direct voting and investment control over the shares of our common stock owned by Augusta Cardiology Clinic.
(2) Kurt Freimann exercises direct voting and investment control over the shares of our common stock owned by Berkin Business S.A.
(3) John Dickey Boardman, Jr. exercises direct voting and investment control over the shares of our common stock owned by A. Boardman Oil Company.

(4) Leonard Skolow exercises direct voting and investment control over the shares of our common stock owned by British Sound, Inc.

(5) Richard Levy exercises direct voting and investment control over the shares of our common stock owned by Crestview Capital Fund II LP.
(6) Kurt Freimann exercises direct voting and investment control over the shares of our common stock owned by EPM AG.
(7) Kurt Freimann exercises direct voting and investment control over the shares of our common stock owned by EPM Holdings AG.
(8) Fred A. Brasch exercises direct voting and investment control over the shares of our common stock owned by First Mirage, Inc..

(9) Bill Kurinsky exercises direct voting and investment control over the shares of our common stock owned by First Montauk Securities Corp.

(10) Gerald A. Ventresca exercises direct voting and investment control over the shares of our common stock owned by Donna Michelle Godwin Trust.
(11) Frank E. Hart exercises direct voting and investment control over the shares of our common stock owned by The Hart Organization Corp.
(12) David A. Rapaport exercises direct voting and investment control over the shares of our common stock owned by High Capital Funding LLC.
(13) Jody Janson exercises direct voting and investment control over the shares of our common stock owned by Investor Stock Daily.
(14) Bruce L. Evans exercises direct voting and investment control over the shares of our common stock owned by Meadow Ventures.
(15) Carl G. Sempier exercises direct voting and investment control over the shares of our common stock owned by The Musser Foundation.
(16) Thomas E. Clayton exercises direct voting and investment control over the shares of our common stock owned by Clayton Reed Shop.

(17) Gerald A. Ventresca exercises direct voting and investment control over the shares of our common stock owned by Ventresca Enterprises.
(18) Gerald A. Ventresca exercises direct voting and investment control over the shares of our common stock owned by Gina Ventresca Trust.
(19) Leonard Skolow exercises direct voting and investment control over the shares of our common stock owned by VFinance Investments, Inc..
(20) Ethan Benovitz exercises direct voting and investment control over the shares of our common stock owned by WEC Partners LLC.

                              PLAN OF DISTRIBUTION

         The selling stockholders, or their pledgees, donees, transferees or other successors in interest may, from time to time, sell all or a portion of the shares at fixed prices that may be changed, at market prices prevailing at the time of sale, at prices related to such market prices or at negotiated prices. The selling stockholders may offer their shares at various times in one or more of the following transactions:

         o on any national securities exchange, or other market on which our common stock may be listed at the time of sale;

         o        in the over-the-counter market;

         o through block trades in which the broker or dealer so engaged will attempt to sell the shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

         o through purchases by a broker or dealer as principal and resale by such broker or dealer for its account pursuant to this prospectus;

         o in ordinary brokerage transactions and transactions in which the broker solicits purchasers;

         o        through options, swaps or derivatives;

         o        in privately negotiated transactions;

         o        in transactions to cover short sales; and

         o        through a combination of any such methods of sale.

         In addition, the selling stockholders may also sell their shares that qualify for sale pursuant to Rule 144 under the Securities Act of 1933 under the terms of such rule rather than pursuant to this prospectus.

         The selling stockholders may sell their shares directly to purchasers or may use brokers, dealers, underwriters or agents to sell their shares upon terms and conditions that will be described in the applicable prospectus supplement. In effecting sales, brokers and dealers engaged by the selling stockholders may arrange for other brokers or dealers to participate. Brokers or dealers may receive commissions, discounts or concessions from a selling stockholder or, if any such broker-dealer acts as agent for the purchaser of such shares, from such purchaser in amounts to be negotiated. Such compensation may, but is not expected to, exceed that which is customary for the types of transactions involved. Broker-dealers may agree with a selling stockholder to sell a specified number of such shares at a stipulated price per share, and, to the extent such broker-dealer is unable to do so acting as agent for a selling stockholder, to purchase as principal any unsold shares at the price required to fulfill the broker-dealer commitment to the selling stockholders. Broker-dealers who acquire shares as principal may thereafter resell such shares from time to time in transactions, which may involve block transactions and sales to and through other broker-dealers, including transactions of the nature described above, in the over-the-counter market or otherwise at prices and on terms then prevailing at the time of sale, at prices then related to the then-current market price or in negotiated transactions. In connection with such resales, broker-dealers may pay to or receive from the purchasers of such shares commissions as described above.

         The selling stockholders and any broker-dealers or agents that participate with the selling stockholders in sales of the shares may be deemed to be "underwriters" within the meaning of the Securities Act of 1933 in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act of 1933.

         From time to time the selling stockholders may be engaged in short sales, short sales against the box, puts and calls and other hedging transactions in our securities, to the extent permitted by applicable law and exchange regulations, and may sell and deliver the shares in connection with such transactions or in settlement of securities loans. These transactions may be entered into with broker-dealers or other financial institutions. In addition, from time to time, a selling stockholder may pledge its shares pursuant to the margin provisions of its customer agreements with its broker-dealer. Upon delivery of the shares or a default by a selling stockholder, the broker-dealer or financial institution may offer and sell the pledged shares from time to time.

                                     EXPERTS

         The consolidated financial statements of Telkonet incorporated in this prospectus by reference to our Form 10-KSB for the years ended December 31, 2003 and 2002 have been audited by Russell Bedford Stefanou Mirchandani LLP, independent certified public accountants, and have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

                                  LEGAL MATTERS

         An opinion has been rendered by the law firm of Baker & Hostetler LLP to the effect that the shares of our common stock offered by the selling stockholders under this prospectus are legally issued, fully paid and non-assessable.

                      INFORMATION INCORPORATED BY REFERENCE

         The Securities and Exchange Commission allows us to incorporate by reference the information we file with the Securities and Exchange Commission, which means that we can disclose important information to you by referring to another document filed separately with the Securities and Exchange Commission. The information that we file with the Securities and Exchange Commission after the date of this prospectus will automatically update and supersede this information. We incorporate by reference into this prospectus the documents listed below and any filings we make with the Securities and Exchange Commission under sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, after the date of this prospectus and until all of the shares of our common stock offered by this prospectus are sold.

         o Annual Report on Form 10-KSB for the year ended December 31, 2003, filed on March 30, 2004;

         o        Current Report on Form 8-K, filed on January 23, 2004;

         o        Current Report on Form 8-K, filed on January 28, 2004;

         o        Current Report on Form 8-K, filed on February 26, 2004;

         o        Current Report on Form 8-K, filed on March 19, 2004;

         o The description of our common stock contained in our registration statement on Form 8-A, filed on January 28, 2004.

         Any statement contained in a document incorporated or considered to be incorporated by reference into this prospectus shall be considered to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or in any subsequently filed document that is or is considered to be incorporated by reference modifies or supersedes such statement. Any statement that is modified or superseded shall not, except as so modified or superseded, constitute a part of this prospectus.

         You may request a copy of any of the documents that are incorporated by reference into this prospectus, other than exhibits that are not specifically incorporated by reference into such documents, and our certificate of incorporation and bylaws, at no cost, by writing or telephoning us at the following address:

                               Corporate Secretary
                                 Telkonet, Inc.
                          20374 Seneca Meadows Parkway
                           Germantown, Maryland 20876
                                 (240) 912-1800

                       WHERE YOU CAN FIND MORE INFORMATION

         We are subject to the informational requirements of the Securities Exchange Act of 1934 pursuant to which we file reports and other information with the Securities and Exchange Commission. These reports and other information may be inspected and copied at public reference facilities maintained by the Securities and Exchange Commission at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549. Information on the operation of the Securities and Exchange Commission's public reference facilities can be obtained by calling the Securities and Exchange Commission at 1-800-SEC-0330. Copies may be obtained at prescribed rates from the Public Reference Section of the Securities and Exchange Commission at its principal office in Washington, D.C. The Securities and Exchange Commission also maintains an internet web site that contains periodic and other reports, proxy and information statements and other information regarding registrants, including us, that file electronically with the Securities and Exchange Commission. The address of the Securities and Exchange Commission's web site is http://www.sec.gov. We also maintain an internet website that contains all of our periodic and other reports, proxy and information statements and other information. The address of our website is http://www.telkonet.com.

         All information concerning us contained in this prospectus has been furnished by us. No person is authorized to make any representation with respect to the matters described in this prospectus other than those contained in this prospectus and if given or made must not be relied upon as having been authorized by us or any other person.

                  We have not authorized anyone to give any information or make any representation about our company that is different from, or in addition to, that contained in this prospectus. Therefore, if anyone gives you such information, you should not rely on it. You should not assume that the information contained in this document is accurate after the date of this prospectus unless the information specifically indicates that another date applies.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

         The following table sets forth the expenses in connection with the issuance and distribution of the securities being registered, all of which are being borne by the registrant.


Securities and Exchange Commission Registration Fee (1)          $  3,889
Accounting Fees and Expenses                                     $  3,000
Legal Fees and Expenses                                          $  3,000
Printing Fees and Expenses                                       $  1,000
Miscellaneous                                                    $    111
                                                                 --------
TOTAL                                                            $ 11,000
                                                                 ========

 (1) previously paid in connection with Form S-1 Registration No. 333-108307

Each amount set forth above, except the Securities and Exchange Commission registration fee, is estimated.

ITEM 15.   INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Reference is made to Section 16-10a-902 of the Utah Business Corporation Act, which enables Telkonet to indemnify an individual made a party to a proceeding because he is or was a director of Telkonet if (i) his conduct was in good faith, (ii) he reasonably believed his conduct was in, or not opposed to, Telkonet's best interests, and (iii) in the case of a criminal proceeding, he had no reasonable cause to believe his conduct was unlawful. Notwithstanding the foregoing, Telkonet may not indemnify a director (i) in connection with a proceeding by or in the right of the corporation in which the director was adjudged liable to the corporation, or (ii) in connection with any other proceeding charging that the director derived an improper personal benefit, whether or not involving action in his official capacity, in which proceeding he was adjudged liable on the basis that he derived an improper personal benefit. The Utah Business Corporation Act also permits Telkonet to purchase insurance on behalf of any person that is or was a director, officer, employee, fiduciary or agent of Telkonet. Telkonet's amended and restated articles of incorporation provide in effect for the elimination of the personal liability of Telkonet's directors and for the indemnification by Telkonet of each director and officer of Telkonet, in each case, to the fullest extent permitted by applicable law. Telkonet purchases and maintains insurance on behalf of any person who is or was a director, officer, employee, fiduciary or agent of Telkonet against any liability asserted against him or her and incurred by him or her in any such capacity, or arising out of his or her status as such, whether or not Telkonet would have the power or the obligation to indemnify him or her against such liability under the provisions of Telkonet's amended and restated articles of incorporation.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, the registrant has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

ITEM 16.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

EXHIBIT
NUMBER            DESCRIPTION OF EXHIBITS
------            -----------------------

1 Placement Agency Agreement, dated February 16, 2004, by and between Telkonet, Inc. and CDC Securities (incorporated by reference to our Registration Statement on Form S-3 (No. 333-114425), filed on April 13,
         2004)

4.1 Form of Series A Convertible Debenture (incorporated by reference to our Form 10-KSB (No. 000-27305), filed on March 31, 2003)

4.2 Form of Series A Non-Detachable Warrant (incorporated by reference to our Form 10- KSB (No. 000-27305), filed on March 31, 2003)

4.3 Form of Series B Convertible Debenture (incorporated by reference to our Form 10-KSB (No. 000-27305), filed on March 31, 2003)

4.4 Form of Series B Non-Detachable Warrant (incorporated by reference to our Form 10- KSB (No. 000-27305), filed on March 31, 2003)

4.5 Form of Senior Note (incorporated by reference to our Registration Statement on Form S-1 (No. 333-108307), filed on August 28, 2003)

4.6 Form of Non-Detachable Senior Note Warrant (incorporated by reference to our Registration Statement on Form S-1 (No. 333-108307), filed on August 28, 2003)

5 Opinion of Baker & Hostetler LLP as to the validity of the issuance of the common stock of Telkonet, Inc. being registered

23.1 Consent of Russell Bedford Stefanou Mirchandani LLP relating to the financial statements of Telkonet, Inc.

23.2     Consent of Baker & Hostetler LLP (included in Exhibit 5)

24       Power of Attorney (included on signature page)

ITEM 17.  UNDERTAKINGS.

         The undersigned registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                  (a) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                  (b) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement.

                  Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

                  (c) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

PROVIDED, HOWEVER, that paragraphs (1)(a) and (1)(b) shall not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Securities and Exchange Commission by the registrant pursuant to Section 13 or
Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

                  (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                  The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

                  Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                   SIGNATURES


         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Germantown, State of Maryland, on the 3rd of August, 2004.


                                                  TELKONET, INC.

                                                  By: /S/ RONALD W. PICKETT
                                                      --------------------------
                                                      Ronald W. Pickett
                                                      Chief Executive Officer

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Ronald W. Pickett, E. Barry Smith and Robert P. Crabb, or any of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all post-effective amendments to this registration statement, and to file the same with all exhibits hereto, and other documents in connection herewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitutes may lawfully do or cause to be done by virtue hereof.


         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed on August 3, 2004 by the following persons in the capacities indicated below.


SIGNATURE                              TITLE

/s/ Ronald W. Pickett                  Chief Executive Officer and
---------------------------            Director (Principal Executive Officer)
Ronald W. Pickett

/s/ E. Barry Smith                     Chief Financial Officer (Principal
---------------------------            Financial and Accounting Officer)
E. Barry Smith

/s/ Stephen L. Sadle                   Senior Vice President and Director
---------------------------
Stephen L. Sadle

/s/ Warren V. Musser                   Chairman of the Board of Directors
---------------------------
Warren V. Musser

/s/ Thomas M. Hall                     Director
---------------------------
Thomas M. Hall

/s/ David W. Grimes                    Director
---------------------------
David W. Grimes

/s/ Thomas C. Lynch                    Director
---------------------------
Thomas C. Lynch

/s/ James L. Peeler                    Director
---------------------------

                                  EXHIBIT INDEX

EXHIBIT
NUMBER              DESCRIPTION OF EXHIBITS
------              -----------------------

1 Placement Agency Agreement, dated February 16, 2004, by and between Telkonet, Inc. and CDC Securities (incorporated by reference to our Registration Statement on Form S-3 (No. 333-114425), filed on April 13,
         2004)

4.1 Form of Series A Convertible Debenture (incorporated by reference to our Form 10-KSB (No. 000-27305), filed on March 31, 2003)

4.2 Form of Series A Non-Detachable Warrant (incorporated by reference to our Form 10- KSB (No. 000-27305), filed on March 31, 2003)

4.3 Form of Series B Convertible Debenture (incorporated by reference to our Form 10-KSB (No. 000-27305), filed on March 31, 2003)

4.4 Form of Series B Non-Detachable Warrant (incorporated by reference to our Form 10- KSB (No. 000-27305), filed on March 31, 2003)

4.5 Form of Senior Note (incorporated by reference to our Registration Statement on Form S-1 (No. 333-108307), filed on August 28, 2003)

4.6 Form of Non-Detachable Senior Note Warrant (incorporated by reference to our Registration Statement on Form S-1 (No. 333-108307), filed on August 28, 2003)

5 Opinion of Baker & Hostetler LLP as to the validity of the issuance of the common stock of Telkonet, Inc. being registered

23.1 Consent of Russell Bedford Stefanou Mirchandani LLP relating to the financial statements of Telkonet, Inc.

23.2     Consent of Baker & Hostetler LLP (included in Exhibit 5)

24       Power of Attorney (included on signature page)